EXHIBIT 10.1

Execution Version

TRANSITION AND CONSULTING AGREEMENT

This Transition and Consulting Agreement (the “Agreement”), dated effective as of January 10, 2020 (the “Effective Date”), is entered into by and between Gerald R. Mattys (“Employee”), and Tactile Systems Technology, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company is engaged in the business of developing, marketing and distributing computer software products and services; and

WHEREAS, Employee is currently employed by the Company as the Company’s Chief Executive Officer; and

WHEREAS, Employee and the Company are parties to a Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement dated effective as of November 1, 2018 (the “Restrictive Covenants Agreement”); and

WHEREAS, as of the Effective Date, Employee holds options to purchase shares of common stock of the Company and holds performance share unit awards and restricted stock unit awards, pursuant to written option agreements, performance share unit agreements and restricted stock unit agreements, as applicable (the “Equity Awards”), as summarized in the attached Exhibit A to this Agreement.

WHEREAS, Employee and the Company have agreed that Employee intends to retire from the Company effective no later than December 31, 2020.

WHEREAS, Employee and the Company have agreed that following the Effective Date, Employee shall remain employed with the Company and otherwise provide services to the Company under the terms of this Agreement in order to facilitate a smooth transition for the Company.

WHEREAS, Employee and the Company have mutually agreed to conclude their employment relationship amicably, but mutually recognize that such a relationship may give rise to potential claims or liabilities.

NOW THEREFORE, in consideration of the mutual promises and provisions contained in this Agreement, the First Release and the Second Release referred to below, Employee and the Company, intending to be legally bound, agree as follows:

AGREEMENT

1.       Retirement. Employee hereby confirms his retirement and resignation as an officer and employee of the Company and any of its subsidiaries and affiliates, effective as of the last day of employment with the Company determined by Employee (the “Retirement Date”), which shall be no later than December 31, 2020. At the time Employee determines his Retirement Date, he shall give the Company written notice of the date, which notice shall be at least 30 days in advance of the date. Subject to the terms and conditions of this Agreement, the Company agrees to continue Employee’s employment, and Employee accepts continued employment by the Company, for the period (the “Transition Term”) commencing on the Effective Date and continuing until the earliest of (i) the Retirement Date, or (ii) the date of Employee’s death or disability as defined in Section 409A(a)(2)(c) of the Internal Revenue Code (“Disability” or “Disabled”), or (iii) the date on which Employee’s employment with the Company is terminated voluntarily by Employee, or (iv) the date on which Employee’s employment is terminated by the Company in accordance with Section 2(d) below. The effective date of the termination of Employee’s employment with the Company for any reason is referred to herein as the “Separation Date.” For purposes of Section 5(a), with respect to the timing of any payments thereunder following the termination of Employee’s employment with the Company for any reason other than due to Employee’s death or Disability, the Separation Date means the date on which a “separation from service” has occurred for purposes of Section 409A of the Internal Revenue Code, as amended, and the regulations and guidance thereunder (the “Code”). Unless Employee’s employment with the Company is terminated before the Retirement Date as a result of Employee’s death or Disability, or voluntarily by Employee, or by the Company terminating Employee’s employment in accordance with Section 2(d) below, Employee’s employment with the Company will automatically end effective as of the end of the day on the Retirement Date and such date will be the Separation Date. Employee shall not have any other employment or engage in any other business venture during the Transition Term.

2.       Employment Terms During Transition.

(a)       Scope of Engagement. Subject to the terms and conditions of this Agreement, Employee agrees to remain in the employ of the Company, and the Company agrees to continue Employee’s employment, for the duration of the Transition Term. During the Transition Term, Employee shall continue to report to the Company’s Board of Directors (the “Board”). Employee shall continue to hold the position and title of Chief Executive Officer of the Company until such time as the Board in its sole discretion appoints a new Chief Executive Officer or otherwise determines in its sole discretion to remove Employee from the position and title of Chief Executive Officer. As Chief Executive Officer, Employee’s duties and responsibilities shall be consistent with the duties and responsibilities held by Employee immediately prior to the Effective Date; provided, however, that the Board may limit or define the scope of Employee’s duties and responsibilities in its sole discretion during the Transition Term. Upon the Company’s appointment of Employee’s replacement as Chief Executive Officer, or such other time as the Board otherwise determines in its sole discretion to remove Employee from the position and title of Chief Executive Officer, and for the remainder of the Transition Term, Employee’s title shall change to such title as determined by the Board and he shall continue to report to the Board and shall be responsible for providing such transition assistance and for special project matters as may be requested by the Board. During the Transition Term, Employee shall follow all applicable policies and procedures adopted by the Company from time to time, including without limitation policies relating to business ethics, conflict of interest, non-discrimination and non-harassment, respectful behavior, and confidentiality and protection of trade secrets. Employee shall not, without the Company’s prior written consent, accept other employment or engage in other business activities during the Transition Term that would prevent Employee from fulfilling the duties or responsibilities as set forth in or contemplated by this Agreement. Employee hereby represents and confirms that Employee is under no contractual or legal commitments that would prevent Employee from fulfilling Employee’s duties and responsibilities as set forth in this Agreement.

(b)       Pay and Benefits. During the Transition Term, the Company will pay Employee a base salary at the same base salary rate in effect for Employee on the Effective Date, subject to normal withholdings and payable in accordance with the Company’s normal payroll practices. In addition, the Company will pay Employee a pro-rata incentive bonus for the Company’s fiscal year 2020 based on the Company’s actual performance for the period from January 1, 2020 through the end of the Transition Term, equal to the product of (i) the incentive bonus for the Company’s full fiscal year 2020 that Employee would have earned had Employee remained employed as the Company’s Chief Executive Officer through the end of the Company’s fiscal year 2020, multiplied by (ii) a fraction, the numerator of which is the number of calendar days during the Company’s fiscal year 2020 included in the Transition Term, and the denominator of which is 365, to be determined and paid between January 1, 2021 and March 30, 2021. In addition, during the Transition Term Employee shall participate in such employee benefit plans and programs for which he may be eligible and in which he participated on the Effective Date, pursuant to the terms and conditions of such plans; provided, however, that, except as provided above, Employee will not be eligible for any incentive or other cash-based compensation award or any form of equity-based compensation award for the Company’s fiscal year 2020. Employee acknowledges and agrees that, per Company policy, Employee does not accrue paid time off and will not be entitled to any payment for accrued and unused paid time off upon conclusion of the Transition Term.

(c)       Expenses. The Company shall reimburse Employee for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his duties and responsibilities for the Company during the Transition Term, subject to the Company’s normal policies and procedures for employee expense verification and documentation.

(d)       Early Termination. Notwithstanding anything in this Agreement to the contrary, Employee’s employment hereunder may be terminated before the Retirement Date by the Company with or without Cause (as defined below) or by Employee for any reason; provided, however, the Company may not terminate Employee’s employment without Cause: (i) before such time as the Board in its sole discretion appoints a new Chief Executive Officer or otherwise determines in its sole discretion to remove Employee from the position and title of Chief Executive Officer, or (ii) if the Company enters into a definitive agreement for a Change in Control during the Transition Term, then after the Company enters into such agreement and before the date such Change in Control is consummated (provided such Change in Control is consummated within the 12-month period following the date the Company enters into such agreement). If the Company terminates Employee’s employment with the Company before the Retirement Date for any reason other than Cause, then, subject to Employee satisfying all conditions identified in Section 5 below, including without limitation Employee signing and not rescinding a release in a form substantially the same as the Second Release (as defined below) after the Separation Date, the Company will retain Employee as a consultant during the Consulting Period (as defined below), subject to the conditions identified in Section 5 below. For purposes of this Agreement, “Cause” means (i) an act or acts of dishonesty undertaken by Employee and intended to result in personal gain or enrichment of Employee or others at the expense of the Company; (ii) unlawful conduct or gross misconduct by Employee that, in either event, is materially injurious to the Company; (iii) Employee being convicted of a felony; or (iv) any material breach by Employee of any terms or conditions of this Agreement, the Restrictive Covenants Agreement or any other written agreement between Employee and the Company which breach has not been cured by Employee within fifteen (15) days after written notice thereof to Employee from the Company; provided, however, that for the purposes of clauses (ii) and (iv) above, no act or failure to act on Employee’s part shall be considered “Cause” if done by Employee pursuant to specific authorization evidenced by a resolution duly adopted by the Board or pursuant to specific advice given by counsel for the Company, unless such specific authorization or advice results in whole or in part from material misrepresentations or omissions by Employee. For avoidance of doubt, Employee acknowledges and agrees that, as of the Effective Date, this Agreement supersedes and replaces Employee eligibility for any severance benefits under the Tactile Systems Technology, Inc. Executive Employee Severance Plan (the “Plan”), and that as of the Effective Date Employee has been designated by the Board to no longer be a participant in the Plan.

3.       Equity Awards. Employee acknowledges and agrees that the spreadsheet set forth as Exhibit A is an accurate list of all option grants, performance share unit awards, restricted stock unit awards and other equity-based awards received by Employee during his employment with the Company, and that he has no other equity or equity-based compensation rights with respect to the Company or any affiliate. The Equity Awards shall continue to be governed by the terms and conditions set forth in the applicable written stock option, performance share unit agreements and restricted stock unit agreements. The Company agrees that the plans and agreements for the Equity Awards provide for continued vesting of the Equity Awards, and continued exercisability of stock options included in the Equity Awards, through the end of the Transition Term and the end of the Consulting Period so long as Employee continues providing services to the Company as provided under the Equity Awards.

4.       First and Second Release. At the same time Employee signs this Agreement, he also will sign a release in the form attached to this Agreement as Exhibit B (the “First Release”). If, on or within 21 days after the Separation Date (provided Employee’s employment is not terminated by the Company for Cause before the Retirement Date) Employee executes a second release in the form attached to this Agreement as Exhibit C (the “Second Release”), then Employee will be eligible for the additional consideration as set out in Sections 5(a) and 5(b) below. This Agreement will not be interpreted or construed to limit the First Release or the Second Release in any manner. The existence of any dispute related to the interpretation of this Agreement or the alleged breach of this Agreement will not nullify or otherwise affect the validity or enforceability of the First Release or the Second Release.

5.       Consulting Period. Provided that (1) Employee’s employment is not terminated by the Company for Cause before the Retirement Date, or by Employee’s voluntary termination or death before the Retirement Date, (2) Employee signs and does not rescind this Agreement and the First Release, (3) Employee strictly complies with all of Employee’s obligations under this Agreement and the Restrictive Covenants Agreement during the entire Transition Term, and (4) Employee signs and does not rescind the Second Release in accordance with Section 4, the Company shall engage Employee, and Employee shall be available and shall provide services to the Company, as a consultant from the Separation Date through the earlier of (i) (A) the one (1) year anniversary of the Separation Date, or (B) March 31, 2021, whichever is later, or (ii) the date the Company terminates the consulting arrangement for Cause, or because Employee fails to satisfy any of the material conditions identified in this Section 5 (the “Consulting Period”).

(a)       Compensation. As compensation for Employee’s services during the Consulting Period, the Company shall pay Employee a consulting fee in the amount of $35,175.00 per month (prorated for any partial month of services provided by Employee during the Consulting Period), such consulting fee to be paid on or about the last business day of each month during the Consulting Period; provided, however, that if the Consulting Period commences following the termination of Employee’s employment with the Company for any reason other than due to Employee’s death or Disability, then the first installment of consulting fees shall be delayed until the first business day after the earlier of: (i) the six (6) month anniversary of the Separation Date, or (ii) the date of Employee’s death, and shall include a lump sum payment for the amount that was not paid during the period of the delay. The Company shall also reimburse or pay Employee for all reasonable and necessary business expenses incurred by him in providing such consulting services, upon submission of appropriate documentation and provided that Employee shall first obtain prior written approval for any expense. The monthly compensation shall be payable to Employee as 1099 income as an independent contractor and not W-2 incomes as an employee, and Employee shall be solely responsible for payment of any and all income, employment or other taxes owing with respect to compensation paid under this Section 5. For avoidance of doubt, during the Consulting Period Employee will not be an employee of the Company, and will not be entitled to any bonus compensation or other compensation, benefits or equity-based awards provided to employees of the Company.

(b)       COBRA Payments. In addition to the compensation identified in Section 5(a) above, and subject to the same conditions identified in the first paragraph of this Section 5, if Employee is eligible for and takes all steps necessary to continue Employee’s group health insurance coverage with the Company following the Separation Date (including completing and returning the forms necessary to elect COBRA coverage), the Company will pay for the portion of the premium costs for such coverage that the Company would pay if Employee remained employed by the Company, at the same level of coverage that was in effect as of the end of the Transition Term, through the earliest of: (i) the eighteen (18) month anniversary of the Separation Date, (ii) the date Employee becomes eligible for group health insurance coverage from any other employer, or (iii) the date Employee is no longer eligible to continue Employee’s group health insurance coverage with the Company under applicable law.

(c)       Services. During the Consulting Period, Employee will consult with, advise and assist the Company with respect to the transition of Employee’s duties and responsibilities as an employee to others, including periodic meetings with the Company’s new Chief Executive Officer or the Company’s new Chief Executive Officer’s designee(s), working on employee morale and consulting with respect to other matters about which Employee had knowledge or responsibility during his employment with the Company. It is anticipated that Employee be available for up to thirty (30) hours per month during the Consulting Period to perform services consistent with this Section 5(c). The Company agrees that Employee shall be allowed to perform his services remotely unless his physical presence is reasonably required for a specific meeting or task. Employee shall receive reasonable advance notice any time his physical presence is reasonably required. Without limiting the foregoing, at the Company’s reasonable request, Employee will: (i) timely execute and deliver such acknowledgements, instruments, certificates, and other ministerial documents (including without limitation, certification as to specific actions performed by Employee in his capacity as an officer of the Company) as may be necessary or appropriate to formalize and complete the applicable corporate records; (ii) reasonably consult with the Company regarding business matters that he was directly and substantially involved with while employed by the Company; and (iii) be reasonably available, with or without subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities in connection with any litigation or investigation, with respect to matters that Employee has or may have knowledge of by virtue of his employment by or service to the Company or any related entity. In performing his obligations under this Section 5(c) to testify or otherwise provide information, Employee will honestly, truthfully, forthrightly, and completely provide the information requested. Employee will comply with this Agreement upon reasonable notice from the Company that the Company or its attorneys believe that his compliance would be helpful in the resolution of an investigation or the prosecution or defense of claims.

(d)       Restrictions.

(i)        During the Consulting Period, Employee shall not, directly or indirectly (including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise): (A) solicit, request, advise, induce or influence any employee of the Company or induce or attempt to induce any employee of the Company to cease working for the Company; or (B) interfere with any relationships between the Company and its vendors, suppliers, customers, employees or agents.

(ii)        During the Consulting Period, Employee shall not, directly or indirectly, render any services for or on behalf of, or act as an employee, owner, partner, consultant, or agent of, any person or organization engaged in, or about to become engaged in, research, development, production, marketing or selling of any product, process or service in which the Employee was involved in any capacity, or about which Employee obtained confidential information while employed by the Company.

(e)       Cure Period. If the Company believes that Employee has breached or otherwise not performed his obligations during the Consulting Period, before terminating Employee’s consulting services the Company agrees to give Employee written notice of the facts it believes constitute the non-performance and to give Employee 15 days to cure the alleged non-performance. If Employee fails to cure the alleged non-performance within this 15-day period, then the Company may immediately terminate the consulting arrangement set forth in this Section 5 (and therefore terminate the Consulting Period) upon written notice and without further obligation to pay Employee any consulting fee for periods following the date of such termination.

(f)       No Restriction on Acceptance of Other Employment and/or Consulting Contracts. Nothing in this Section 5 is intended to, nor shall be construed to, limit Employee’s ability to accept employment from or to provide consulting or board services to any third party during the Consulting Period, provided that becoming employed by or providing services to any business listed in Section 5(d) shall have the consequences set forth in Section 5(e).

(g)       Payments on Death or Disability. If Employee dies during the Transition Term, the consulting fees payable under Section 5(a) shall be paid for 12 months to his surviving spouse, or to his estate if he has no surviving spouse. If Employee dies during the Consulting Term, any remaining consulting fees shall be paid to his surviving spouse, or to his estate if he has no surviving spouse. In addition, if Employee dies during the Transition Term or the Consulting Term and has a surviving spouse, she shall receive the COBRA Payments described in Section 5(b). If Employee becomes Disabled during the Transition Term or the Consulting Term, as defined in Section 409A of the Code, he shall continue to receive all of the compensation and benefits that would be paid to him through the end of the Consulting Term if he were not Disabled, minus the amount of any disability benefits paid under any of the Company’s disability benefit plans.

(h)       Change in Control. If, during the Transition Term and while Employee is serving as an employee under this Agreement, (i) a Change in Control, as defined in the Company’s 2016 Equity Incentive Plan, is  consummated, or (ii) the Company enters into a definitive agreement for a Change in Control which is consummated within the 12-month period following the date the Company enters into such agreement, then: (A) the Company shall pay Employee, upon the closing of the Change in Control, a lump sum payment equal to the sum of (1) two (2) times his then-current annual salary or annual consulting fee, plus (2) two (2) times Employee’s last full annual incentive bonus payment, subject to withholding under Section 10, (B) the Company shall provide to Employee the COBRA Payments described in Section 5(b), and (C) all unvested Equity Awards shall be treated as set forth in the Plan as if Employee was still subject to the Plan. Such payments and the treatment of unvested Equity Awards shall be in lieu of any remaining salary, bonus, consulting fees or other benefits that otherwise would be due under this Agreement absent the occurrence of an event triggering such payments and the treatment of unvested Equity Awards under this Section 5(h). Employee agrees that in order to receive the benefits following an event under clause (ii) above, Employee must not resign his position as Chief Executive Officer prior to the consummation of the Change in Control, and any prior notice of resignation that has not yet become effective is deemed revoked.

6.       Restrictive Covenants Agreement. Employee acknowledges entering into the Restrictive Covenants Agreement in exchange for adequate consideration, and Employee hereby reaffirms his commitments and obligations under the Restrictive Covenants Agreement. In addition, Employee hereby agrees that the restricted period identified in paragraph 4(b) of the Restrictive Covenants Agreement is hereby extended to include the entire Transition Term, the entire Consulting Period and through the period that is one (1) year after the end of the Transition Term or the Consulting Period (whichever is later). Except as provided in this Section 6, nothing in this Agreement is intended to modify, amend, cancel or supersede the Restrictive Covenants Agreement in any manner.

7.       Records, Documents, and Property. Employee acknowledges and represents that he will deliver to the Company on or before the conclusion of the Transition Term, or at such earlier time as the Company may request, any and all Company records and any and all Company property in his possession or under his control, including without limitation, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, data, tables, or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary, or other secret information of the Company and all copies thereof, and keys, access cards, access codes, source codes, passwords, credit cards, personal computers, telephones, and other electronic equipment belonging to the Company. Employee agrees to return to the Company any and all Company property that may be provided to him by the Company during the Consulting Period immediately upon the end of the Consulting Period, or at such earlier time as the Company may request. Nothing in this Section 7 is intended to preclude Employee from keeping documents that are related solely to his compensation, benefits, rights, and other perquisites of being an officer and/or employee of the Company and/or its subsidiaries.

8.       Cooperation.

(a)        Agreement to Assist and Cooperate. At the Company’s reasonable request and upon reasonable notice, Employee will, from time to time and without further consideration, following the Transition Term and the Consulting Period (if applicable), timely execute and deliver such acknowledgements, instruments, certificates, and other ministerial documents (including without limitation, certification as to specific actions performed by Employee in his capacity as an officer of the Company) as may be necessary or appropriate to formalize and complete the applicable corporate records. In addition, at the Company’s reasonable request and upon reasonable notice, Employee will, from time to time and without further consideration, following the Transition Term and the Consulting Period (if applicable) discuss and consult with the Company regarding business matters that he was directly and substantially involved with while employed by or otherwise providing services to the Company.

(b)       Claims Involving the Company. Employee agrees that he will, at any future time, be available upon reasonable notice from the Company, with or without subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities in connection with any litigation or investigation, with respect to matters that Employee has or may have knowledge of by virtue of his employment by or service to the Company or any related entity. In performing his obligations under this Section 8(b) to testify or otherwise provide information, Employee will honestly, truthfully, forthrightly, and completely provide the information requested. Employee will comply with this Agreement upon notice from the Company that the Company or its attorneys believe that his compliance would be helpful in the resolution of an investigation or the prosecution or defense of claims. In the event that Employee’s services under Sections 8(a) or 8(b) exceed five (5) hours in any calendar month following the conclusion of the Transition Term and the Consulting Period (if applicable), the Company shall compensate Employee for such additional services at the hourly rate of $250.00.

9.       Non-disparagement. Employee will not malign, defame, or disparage the reputation, character, image, products, or services of the Company, or the reputation or character of the Company’s directors, officers, employees, or agents. The Company will direct its current directors and officers not to malign, defame, or disparage the reputation or character of Employee. Nothing in this Agreement is intended to prevent or interfere with Employee or any director or officer of the Company from making any required or reasonable truthful communications with, or providing information to, any governmental, law enforcement, or stock exchange agency or representative, or in connection with any governmental investigation, court, administrative or arbitration proceeding, or to prevent or interfere with any director or officer of the Company from making any required or reasonable truthful communications in the discharge of their duties for the Company.

10.     Taxes. The Company may take such action as it deems appropriate to ensure that all applicable federal, state, city and other payroll, withholding, income or other taxes arising from any compensation, benefits or any other payments made pursuant to this Agreement, and in order to comply with all applicable federal, state, city and other tax laws or regulations, are withheld or collected from Employee. This Agreement is intended to satisfy or be exempt from the requirements of Section 409A(a)(2), (3) and (4) of the Code, and should be interpreted accordingly. To the extent that any amounts payable under this Agreement are required to be delayed under Code Section 409A, such amounts are intended to be and should be considered for purposes of Code Section 409A as separate payments from any amounts that are not required to be delayed. Any delayed payment shall be made as soon as possible after the required delay. Employee acknowledges and agrees that the Company has made no assurances or representations to him regarding the tax treatment of any consideration provided for in this Agreement and that the Company has advised him to obtain his own personal tax advice, and Employee has done so. Except for any tax amounts withheld by the Company from the payments or other consideration hereunder and any employment taxes required to be paid by the Company, Employee shall be solely responsible for payment of any and all taxes or penalties owed in connection with the consideration provided for in this Agreement.

11.     Time to Consider Agreement and the First Release. Employee understands that he may take twenty-one (21) calendar days after the date he receives this Agreement and the First Release to decide whether to sign this Agreement and the First Release. Employee represents that if he signs this Agreement and the First Release before the expiration of the twenty-one (21) day period, it is because he has decided that he does not need any additional time to decide whether to sign this Agreement and the First Release.

12.     Right to Rescind or Revoke. Employee understands that he has the right to rescind or revoke this Agreement and the First Release for any reason within fifteen (15) calendar days after he signs them. Employee understands that this Agreement and the First Release will not become effective or enforceable unless and until Employee has not rescinded them and the applicable rescission period has expired. Employee understands that if he rescinds or revokes this Agreement or the First Release, the rescission must be in writing and hand-delivered or mailed to the Company in the manner set forth in the First Release.

13.     Full Compensation. Employee acknowledges and understands that the payments made and other consideration provided by the Company under this Agreement will fully compensate Employee for and extinguish any and all of the potential claims Employee is releasing in the First Release and the Second Release, including without limitation, his claims for attorneys’ fees and costs and any and all claims for any type of legal or equitable relief.

14.     No Admission of Wrongdoing. Employee and the Company each understand and agree that this Agreement does not constitute an admission that the Company has violated any local ordinance, state or federal statute, or principle of common law, that any party has engaged in any unlawful or improper conduct, or that either party has been treated unfairly. Employee will not characterize this Agreement as an admission that the Company has engaged in any unlawful or improper conduct or treated Employee unfairly.

15.     Legal Representation. Employee acknowledges that he has been advised by the Company to consult with his own attorney before executing this Agreement and the First Release. Employee further acknowledges that he has had a full opportunity to consider this Agreement, the First Release and the Second Release, that he has had a full opportunity to ask any questions that he may have concerning this Agreement, the First Release and the Second Release, or the settlement of any potential claims against the Company, and that he has not relied upon any statements or representations made by the Company or its attorneys, written or oral, other than the statements and representations that are explicitly set forth in this Agreement and the documents referenced herein.

16.     Assignment and Successors. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Employee may not assign this Agreement or any rights or obligations hereunder, except as provided herein in the case of his death, and except as provided by the Equity Awards and the Company’s other benefit plans and policies in the case of his death. Any other purported or attempted assignment or transfer by Employee of this Agreement or any of Employee’s duties, responsibilities, or obligations hereunder shall be void. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

17.    Notices. For purposes of this Agreement, notices provided in this Agreement shall be in writing and shall be deemed to have been given when personally served, sent by courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the last known residence address of Employee as stated in the employment records of the Company or, in the case of the Company, to its principal office, to the attention of the Company’s Board Chair, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

18.     Construction and Severability. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without regard to conflicts-of-laws provisions that would require application of any other law. In the event any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity will not in any way affect the legality or validity of any other provision hereof. It is the intention of the parties hereto that the Company be given the broadest possible protection respecting its confidential information and trade secrets; and respecting competition and solicitation of employees by Employee during and following the Transition Term.

19.     Remedies.

(a)       Remedies. Employee acknowledges that it would be difficult to fully compensate the Company for monetary damages resulting from any breach by him of the provisions Sections 5, 6, 7, 8 or 9 of this Agreement. Accordingly, in the event of any actual or threatened breach of any such provisions, the Company shall, in addition to any other remedies it may have, be entitled to injunctive and other equitable relief to enforce such provisions, and such relief may be granted without the necessity of proving actual monetary damages.

(b)       Jurisdiction and Venue. Employee and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement, the First Release or the Second Release shall be brought solely in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits commenced in state court, shall be in Hennepin County, State of Minnesota.

20.     Entire Agreement. This Agreement sets forth the entire agreement between the Company and Employee with respect to his employment by the Company, the termination of such employment, and the Transition Term and the Consulting Period, and there are no undertakings, covenants, or commitments other than as set forth in this Agreement, the First Release, the Second Release, the written agreements applicable to the Equity Awards, the Restrictive Covenants Agreement (as amended by Section 6 of this Agreement), and any qualified employee benefit plans sponsored by the Company in which Employee is a participant. This Agreement is intended to, and does, supersede and replace the Plan, and therefore the Plan is of no further force and effect as to him, and Employee has no rights under the Plan. This Agreement may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced.

21.     Counterparts. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

22.     Captions and Headings. The captions and Section (and subsection) headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

23.     Survival. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the termination of Employee’s employment hereunder, including without limitation Section 5, 6, 7, 8 and 9 of this Agreement, shall continue in full force and effect, notwithstanding the conclusion of the Transition Term or Consulting Period (if applicable). In addition, the representations and warranties contained herein shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby.

24.     Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy granted hereby or by any related document or by law. No single or partial waiver of rights or remedies hereunder, nor any course of conduct of the parties, shall be construed as a waiver of rights or remedies by either party (other than as expressly and specifically waived). Any waiver of rights or obligations hereunder shall be in writing signed by the waiving party.

[signature page follows]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above.

Tactile Systems Technology, Inc.		GERALD R. MATTYS

By:	/s/ Brent A. Moen	/s/ Gerald R. Mattys
	Brent A. Moen	Signature
Its CFO

Exhibit A

EQUITY AWARDS

GRANT ID	AWARD TYPE	SHARES GRANTED	GRANT DATE
00001395	ISO	177,302	10/14/2013
00001603	NQ	20,056	02/28/2018
00001706	NQ	13,041	03/04/2019
PSU00001	PU	15,451	02/28/2018
PSU00011	PU	10,324	03/04/2019
RSU00001	RSU	60,000	07/27/2016
RSU00073	RSU	27,459	05/10/2017
RSU00140	RSU	7,725	02/28/2018
RSU00187	RSU	5,162	03/04/2019

A-1

Exhibit B

FIRST RELEASE BY GERALD R. MATTYS

Definitions. I intend all words used in this First Release by Gerald R. Mattys (“Release”) to have their plain meanings in ordinary English. Specific terms that I use in this Release have the following meanings:

A.	I, me, and my include both me (Gerald R. Mattys) and anyone who has or obtains any legal rights or claims through me.

B.	Tactile means Tactile Systems Technology, Inc., any company related to Tactile Systems Technology, Inc., in the present or past (including without limitation, its predecessors, parents, subsidiaries, affiliates, joint venture partners, and divisions), and any successors of Tactile Systems Technology, Inc.

C.	Company means Tactile; the present and past officers, directors, committees, shareholders, and employees of Tactile; any company providing insurance to Tactile in the present or past; any employee benefit plan sponsored or maintained by Tactile (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for Tactile; and anyone who acted on behalf of Tactile or on instructions from Tactile.

D.	Restrictive Covenants Agreement means the Restrictive Covenants Agreement, as defined in the Transition Agreement.

E.	Transition Agreement means the Transition and Consulting Agreement between Tactile and me that I am executing on the same date on which I execute this Release, including all of the documents attached to such Transition and Consulting Agreement.

F.	My Claims mean all of my rights that I now have to any relief of any kind from the Company, whether I now know about such rights or not, including without limitation:

1.	all claims arising out of or relating to my employment with Tactile or the termination of that employment;

2.	all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.	all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Fair Credit Reporting Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Minnesota Human Rights Act, the Minneapolis Civil Rights Ordinance, and workers’ compensation non-interference or non-retaliation statutes (such as Minn. Stat. § 176.82);

4.	all claims for alleged wrongful discharge; breach of contract (including without limitation the Plan, as defined in the Transition Agreement); breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

5.	all claims for compensation of any kind, including without limitation, bonuses, commissions, stock-based compensation, stock options or any form of equity-based compensation, vacation pay, paid time off, and expense reimbursements;

6.	all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages; and

7.	all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

8.	all claims for attorneys' fees, costs, and interest.

However, My Claims do not include (i) any claims that the law does not allow to be waived; (ii) any claims that may arise after the date on which I sign this Release; (iii) any claims under the Equity Awards (as defined in the Transition Agreement), including as provided in Section 5(h) of the Agreement (if applicable); (iv) any claims I have to indemnification as a current or former executive-level employee of XXX; (v) any claims for breach of the Transition Agreement; (vi) any claims I may have for accrued benefits under any employee benefit plan sponsored by the Company in which I am a participant; (vii) any claims as a shareholder of the Company; or (viii) my right to participate in any government agency led investigation or legal proceeding against the Company; provided, however, My Claims do include, to the fullest extent legally permissible, any right or entitlement to any form of personal relief for me arising from any such claim.

Agreement to Release My Claims. I will receive consideration from Tactile as set forth in the Transition Agreement if I sign and do not rescind this Release as provided below. I understand and acknowledge that such consideration includes valuable consideration in addition to anything of value that I would be entitled to receive from Tactile if I did not sign this Release or if I rescinded this Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims. I understand and agree that, with the exception of money provided to me by a governmental agency as an award for providing information, I am not entitled to receive any money or other relief in connection with My Claims, regardless of who initiated or filed the charge or other proceeding.

Additional Agreements and Understandings. Even though Tactile will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release. My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider the Release. I understand that I have 21 days from the day that I receive this Release, not counting the day upon which I receive it, to consider whether I wish to sign this Release. If I sign this Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release. I also agree that any changes made to this Release or to the Transition Agreement before I sign it, whether material or immaterial, will not restart the 21-day period.

My Right to Rescind this Release. I understand that I may rescind this Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this Release, I must deliver the Release, after I have signed and dated it, to Tactile by hand or by mail within the 21-day period that I have to consider this Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to Tactile by hand or by mail within the 15-day rescission period. All deliveries must be labeled confidential and made to Tactile at the following address:

Attn: Chief Financial Officer

Tactile Systems Technology, Inc.

3701 Wayzata Blvd, Suite 300

Minneapolis, Minnesota 55416

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; (2) properly addressed to Tactile at the address stated above; and (3) sent by certified mail, return receipt requested.

Interpretation of the Release. This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

Governing Law, Jurisdiction and Venue. The validity, interpretation, performance, and enforcement of this Release shall be governed by the laws of the State of Minnesota without regard to conflicts-of-laws provisions that would require application of any other law. I consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Release. Any action involving claims of a breach of this Release shall be brought solely in such courts. I consent to personal jurisdiction over me in the state and/or federal courts of Minnesota and hereby waive any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits commenced in state court, shall be in Hennepin County, State of Minnesota.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with Tactile. No court orders requiring that money owed to me by Tactile be paid to any other person are now in effect.

I have read this Release carefully. I understand all of its terms. In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Restrictive Covenants Agreement or the Transition Agreement. I am voluntarily releasing My Claims against the Company. I intend this Release and the Transition Agreement to be legally binding.

Dated:

Gerald R. Mattys

Exhibit C

SECOND RELEASE BY GERALD R. MATTYS

Definitions. I intend all words used in this Second Release by Gerald R. Mattys (“Release”) to have their plain meanings in ordinary English. Specific terms that I use in this Release have the following meanings:

A.	I, me, and my include both me (Gerald R. Mattys) and anyone who has or obtains any legal rights or claims through me.

B.	Tactile means Tactile Systems Technology, Inc., any company related to Tactile Systems Technology, Inc., in the present or past (including without limitation, its predecessors, parents, subsidiaries, affiliates, joint venture partners, and divisions), and any successors of Tactile Systems Technology, Inc.

C.	Company means Tactile; the present and past officers, directors, committees, shareholders, and employees of Tactile; any company providing insurance to Tactile in the present or past; any employee benefit plan sponsored or maintained by Tactile (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for Tactile; and anyone who acted on behalf of Tactile or on instructions from Tactile.

D.	Restrictive Covenants Agreement means the Restrictive Covenants Agreement, as defined in the Transition Agreement.

E.	Transition Agreement means the Transition and Consulting Agreement between Tactile and me that I executed on January 10, 2020, including all of the documents attached to such Transition and Consulting Agreement.

F.	My Claims mean all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.	all claims arising out of or relating to my employment with Tactile or the termination of that employment;

2.	all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.	all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Fair Credit Reporting Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Minnesota Human Rights Act, the Minneapolis Civil Rights Ordinance, and workers’ compensation non-interference or non-retaliation statutes (such as Minn. Stat. § 176.82);

4.	all claims for alleged wrongful discharge; breach of contract (including without limitation the Plan, as defined in the Transition Agreement); breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

5.	all claims for compensation of any kind, including without limitation, bonuses, commissions, stock-based compensation, stock options or any form of equity-based compensation, vacation pay, paid time off, and expense reimbursements;

6.	all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

7.	all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

8.	all claims for attorneys' fees, costs, and interest.

However, My Claims do not include (i) any claims that the law does not allow to be waived; (ii) any claims that may arise after the date on which I sign this Release; (iii) any claims under the Equity Awards (as defined in the Transition Agreement), including as provided in Section 5(h) of the Agreement (if applicable); (iv) any claims I have to indemnification as a current or former executive-level employee of XXX; (v) any claims for breach of the Transition Agreement; (vi) any claims I may have for accrued benefits under any employee benefit plan sponsored by the Company in which I am a participant; (vii) any claims as a shareholder of the Company; or (viii) my right to participate in any government agency led investigation or legal proceeding against the Company; provided, however, My Claims do include, to the fullest extent legally permissible, any right or entitlement to any form of personal relief for me arising from any such claim.

Agreement to Release My Claims. I will receive consideration from Tactile as set forth in the Transition Agreement if I sign and do not rescind this Release as provided below. I understand and acknowledge that such consideration includes valuable consideration in addition to anything of value that I would be entitled to receive from Tactile if I did not sign this Release or if I rescinded this Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims. I understand and agree that, with the exception of money provided to me by a governmental agency as an award for providing information, I am not entitled to receive any money or other relief in connection with My Claims, regardless of who initiated or filed the charge or other proceeding.

Additional Agreements and Understandings. Even though Tactile will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release and I have done so. My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider this Release. I understand that I have 21 days after my Separation Date (as defined in the Transition Agreement) to consider whether I wish to sign this Release. If I sign this Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release. I also agree that any changes made to this Release or to the Transition Agreement before I sign it, whether material or immaterial, will not restart the 21-day period. I understand and agree that I may not sign this Release prior to my Separation Date.

My Right to Rescind this Release. I understand that I may rescind this Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this Release, I must deliver the Release, after I have signed and dated it, to Tactile by hand or by mail within the 21-day period that I have to consider this Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to Tactile by hand or by mail within the 15-day rescission period. All deliveries must be labeled confidential and made to Tactile at the following address:

Attn: Chief Financial Officer

Tactile Systems Technology, Inc.

3701 Wayzata Blvd, Suite 300

Minneapolis, Minnesota 55416

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; (2) properly addressed to Tactile at the address stated above; and (3) sent by certified mail, return receipt requested.

Interpretation of the Release. This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

Governing Law, Jurisdiction and Venue. The validity, interpretation, performance, and enforcement of this Release shall be governed by the laws of the State of Minnesota without regard to conflicts-of-laws provisions that would require application of any other law. I consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Release. Any action involving claims of a breach of this Release shall be brought solely in such courts. I consent to personal jurisdiction over me in the state and/or federal courts of Minnesota and hereby waive any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits commenced in state court, shall be in Hennepin County, State of Minnesota.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with Tactile. No court orders requiring that money owed to me by Tactile be paid to any other person are now in effect.

I have read this Release carefully. I understand all of its terms. In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Restrictive Covenants Agreement or the Transition Agreement. I am voluntarily releasing My Claims against the Company. I intend this Release to be legally binding.

Dated:

Gerald R. Mattys

C-4